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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported) - April 22, 1999

                           ORBITAL IMAGING CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                   DELAWARE                              333-49583                         54-1660268
----------------------------------------------      ---------------------      ------------------------------------
(State or other Jurisdiction of Incorporation)      (Commission File No.)      (IRS Employer Identification Number)

           21700 ATLANTIC BOULEVARD
            DULLES, VIRGINIA 20166                                                       (703) 406-5000
----------------------------------------------                                 ------------------------------------
   (Address of Principal Executive Offices)                                      (Registrant's Telephone number,
                                                                                      Including Area Code)

         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On April 22, 1999, KPMG LLP ("KPMG") resigned as the auditors for Orbital Imaging Corporation ("ORBIMAGE").

KPMG's reports on ORBIMAGE's financial statements for the fiscal years ended December 31, 1997 and 1998 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 1997 and 1998 and the interim period ended April 22, 1999, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with KPMG's reports. During 1998 and 1999, ORBIMAGE and KPMG discussed prospective accounting treatment for recognizing revenue on certain customer purchase contracts and ORBIMAGE ultimately adopted an accounting treatment consistent with KPMG's position. ORBIMAGE has authorized KPMG to respond fully to the inquiries of its successor accountant concerning the subject matter of preceding sentence.

There were no reportable events (as defined in SEC Regulation S-K, Item 304(a)(1)(v)) during the fiscal years ended December 31, 1997 and 1998 and the interim period ended April 22, 1999.

ORBIMAGE has requested KPMG to issue a letter addressed to the SEC stating whether it agrees with the above statements. The Company will file such letter as an amendment to this Current Report on Form 8-K.


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ORBITAL IMAGING CORPORATION



DATED:  April 29, 1999                   By:  /s/ Gilbert D. Rye
                                              ------------------
                                              Gilbert D. Rye, President
                                              and Chief Operating Officer



DATED:  April 29, 1999                   By:  /s/ Armand D. Mancini
                                              ---------------------
                                              Armand D. Mancini, Vice President
                                              and Principal Financial Officer